Exhibit 10.5

PRIVATE PLACEMENT WARRANTS AND WARRANT RIGHTS PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT WARRANTS AND WARRANT RIGHTS PURCHASE AGREEMENT, dated as of June 15, 2021 (as it may from time to time be amended, this “Agreement”), is entered into by and among Rice Acquisition Corp. II, a Cayman Islands exempted company (the “Company”), Rice Acquisition Holdings II LLC, a Cayman Islands limited liability company (“Opco” and, together with the Company, each a “SPAC Party,” and collectively the “SPAC Parties”) and Rice Acquisition Sponsor II LLC, a Delaware limited liability company (the “Purchaser” and together with the SPAC Parties, the “Parties”).

WHEREAS, the Company intends to consummate an initial public offering of the Company’s units (the “Public Offering”), each unit consisting of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-fourth of one redeemable warrant (the “Public Warrants”) as set forth in the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “SEC”), File Number 333-254080 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), and each whole Public Warrant entitles the holder to purchase one Class A Ordinary Share at an exercise price of $11.50 per share; and

WHEREAS, the Purchaser has agreed to purchase an aggregate of 10,000,000 warrants (or up to 10,900,000 warrants if the over-allotment option in connection with the Public Offering is exercised in full) (the “Private Placement Warrants”) and Warrant Rights (as defined below) with respect to an equal number of Opco Warrants (as defined below), with each whole Private Placement Warrant entitling the holder to purchase one Class A Ordinary Share at an exercise price of $11.50 per share; and

WHEREAS, pursuant to the Warrant Agreement (as defined below) the Company will hold warrants of Opco (“Opco Warrants”), each of which entitles the holder to acquire one Class A Unit of Opco (and a corresponding Class B ordinary share, par value $0.0001 per share of the Company (the “Class B Ordinary Shares”)), and the Company will have the right to transfer to any person certain non-exclusive rights in the Opco Warrants as described in the Warrant Agreement (the “Warrant Rights”).

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Authorization, Purchase and Sale; Terms of the Private Placement Warrants.

A. Authorization of the Private Placement Warrants and Warrant Rights. The SPAC Parties have duly authorized the issuance and sale of the Private Placement Warrants and Warrant Rights to the Purchaser.

B. Purchase and Sale of the Private Placement Warrants and Warrant Rights.

(i) On the date of the consummation of the Public Offering or on such earlier time and date as may be mutually agreed by the Parties (the “Initial Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 10,000,000 Private Placement Warrants and Warrant Rights with respect to an equal number of Opco Warrants at a price of $1.00 per warrant and Warrant Right, for an aggregate purchase price of $10,000,000 (the “Purchase Price”). The Purchaser shall pay the Purchase Price by wire transfer of immediately available funds to Opco (which Opco will receive on behalf of the Company and in consideration for the issuance by Opco to the Company of an equal number of Opco Warrants) at least one (1) business day prior to the Initial Closing Date. On the Initial Closing Date, upon the payment by the Purchaser of the Purchase Price, the SPAC Parties shall, at their option, deliver a certificate evidencing the Private Placement Warrants and Warrant Rights purchased on such date duly registered in the Purchaser’s name to the Purchaser, or effect such delivery in book-entry form.

(ii) On the date of the closing of the over-allotment option in connection with the Public Offering or on such earlier time and date as may be mutually agreed by the Parties (each such date, an “Over-allotment Closing Date”, and each Over-allotment Closing Date (if any) and the Initial Closing Date being sometimes referred to herein as a “Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, up to 900,000 Private Placement Warrants and Warrant Rights with respect to an equal number of Opco Warrants (or, to the extent the option to purchase additional units is not exercised in full, a lesser number of Private Placement Warrants in proportion to the portion of the option that is exercised) at a price of $1.00 per warrant and Warrant Right, for an aggregate purchase price of up to $900,000 (if the over-allotment option in connection with the Public Offering is exercised in full) (the “Over-allotment Purchase Price”). The Purchaser shall pay the Overallotment Purchase Price by wire transfer of immediately available funds to Opco (which Opco will receive on behalf of the Company and in consideration for the issuance by Opco to the Company of an equal number of Opco Warrants) at least one (1) business day prior to the Over-Allotment Closing Date. On the Over-allotment Closing Date, upon the payment by the Purchaser of the Over-allotment Purchase Price, the SPAC Parties shall, at their option, deliver a certificate evidencing the Private Placement Warrants and Warrant Rights purchased on such date duly registered in the Purchaser’s name to the Purchaser, or effect such delivery in book-entry form.

C. Terms of the Private Placement Warrants and Warrant Rights.

(i) Each Private Placement Warrant and Warrant Right shall have the terms set forth in a Warrant Agreement to be entered into by the Company and a warrant agent, in connection with the Public Offering (the “Warrant Agreement”).

(ii) At the time of the closing of the Public Offering, the Company and the Purchaser shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Private Placement Warrants and the Class A Ordinary Shares underlying the Private Placement Warrants and, if applicable, the Class A Ordinary Shares issuable upon exchange of the Class A Units of Opco (and corresponding Class B Ordinary Shares) underlying the Warrant Rights.

Section 2. Representations and Warranties of the SPAC Parties. As a material inducement to the Purchaser to enter into this Agreement and purchase the Private Placement Warrants and Warrant Rights, each SPAC Party, jointly and severally, hereby represents and warrants to the Purchaser (which representations and warranties shall survive each Closing Date) that:

A. Incorporation and Corporate Power. Each SPAC Party is, as applicable, a corporation or limited liability company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of such SPAC Party. Each SPAC Party possesses all requisite corporate or limited liability company power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement, the Private Placement Warrants and the Warrant Rights have been duly authorized by the SPAC Parties as of the Closing Date. This Agreement constitutes the valid and binding obligation of each SPAC Party, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law). Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Private Placement Warrants and Warrant Rights will constitute valid and binding obligations of the SPAC Parties, enforceable in accordance with their terms as of the Closing Date, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by the SPAC Parties of this Agreement, the Private Placement Warrants, and the Warrant Rights, the issuance and sale of the Private Placement Warrants and the Warrant Rights, the issuance of the Class A Ordinary Shares or Class A Units of Opco (and corresponding Class B Ordinary Shares) upon exercise of the Private Placement Warrants or Warrant Rights, as applicable, and the fulfillment of and compliance with the respective terms hereof and thereof by the SPAC Parties, as applicable, do not and will not as of the Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the any SPAC Party’s capital shares, membership interests or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to any organizational document of the SPAC Parties (including any memorandum, and articles of association or limited liability company agreement), or any material law, statute, rule or regulation to which a SPAC Party is subject, or any agreement, order, judgment or decree to which any SPAC Party is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants will be duly and validly issued, fully paid and non-assessable. On the date of issuance of the Private Placement Warrants, the Class A Common Shares issuable upon exercise of the Private Placement Warrants shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, and upon registration in the Company’s register of members, the Purchaser will have good title to the Private Placement Warrants, Warrant Rights and the Class A Ordinary Shares or Class A Units of Opco (and the corresponding Class B Ordinary Shares), as applicable, issuable upon exercise of such Private Placement Warrants or Warrant Rights, as applicable, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder, the Warrant Agreement, the governing documents of the Company and Opco, as applicable, and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the SPAC Parties of this Agreement or the consummation by the SPAC Parties of any other transactions contemplated hereby.

E. Regulation D Qualification. None of the SPAC Parties, to their actual knowledge, any of their affiliates, members, officers, directors or beneficial shareholders of 20% or more of their outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

Section 3. Representations and Warranties of the Purchaser. As a material inducement to the SPAC Parties to enter into this Agreement and issue and sell the Private Placement Warrants and Warrant Rights to the Purchaser, the Purchaser hereby represents and warrants to the SPAC Parties (which representations and warranties shall survive each Closing Date) that:

A. Organization and Requisite Authority. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of each Closing Date (a) conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Purchaser’s equity or assets under, (d) result in a violation of, or (e) require authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Purchaser’s organizational documents in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering, or any material law, statute, rule or regulation to which the Purchaser is subject, or any agreement, instrument, order, judgment or decree to which the Purchaser is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Investment Representations.

(i) The Purchaser is acquiring the Private Placement Warrants and Warrant Rights and, upon exercise of the Private Placement Warrants or Warrant Rights, the Class A Ordinary Shares or Class A Units of Opco (and the corresponding Class B Ordinary Shares), as applicable, issuable upon such exercise (collectively, the “Securities”), for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D, and the Purchaser has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

(iii) The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the SPAC Parties are relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iv) The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v) The Purchaser has been furnished with all materials relating to the business, finances and operations of the SPAC Parties and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the SPAC Parties. The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii) The Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, the Purchaser understands that the SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial Business Combination (as defined in the Registration Rights Agreement), are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities despite technical compliance with the requirements of such Rule, and the Securities can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act.

(viii) The Purchaser has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the SPAC Parties, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchaser can afford a complete loss of its investment in the Securities.

(ix) The Purchaser understands that the Private Placement Warrants shall bear the legend substantially in the form set forth in the Warrant Agreement.

Section 4. Conditions of the Purchaser’s Obligations. The obligations of the Purchaser to purchase and pay for the Private Placement Warrants and Warrant Rights are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the SPAC Parties contained in Section 2 shall be true and correct at and as of such Closing Date as though then made.

B. Performance. Each SPAC Party shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement and Registration Rights Agreement. The SPAC Parties shall have entered into the Warrant Agreement, in the form of Exhibit A hereto, and the Registration Rights Agreement, in the form of Exhibit B hereto, in each case with a warrant agent on terms satisfactory to the Purchaser.

Section 5. Conditions of the SPAC Parties’ Obligations. The obligations of the SPAC Parties to the Purchaser under this Agreement are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of such Closing Date as though then made.

B. Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before such Closing Date.

C. Consents. The SPAC Parties shall have obtained the consent of its Board of Directors or Managing Member, as applicable, authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Private Placement Warrants hereunder and Warrant Rights.

D. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

E. Warrant Agreement. The SPAC Parties shall have entered into the Warrant Agreement with a warrant agent on terms satisfactory to the SPAC Parties.

Section 6. Miscellaneous.

A. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchaser to affiliates thereof (including, without limitation, one or more of its members).

B. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. Signatures to this Agreement transmitted via facsimile or e-mail shall be valid and effective to bind the party so signing (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

D. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the laws of another jurisdiction.

F. Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

SPAC PARTIES

COMPANY:

RICE ACQUISITION CORP. II

By:	/s/ Daniel Joseph Rice, IV
	Name:	Daniel Joseph Rice, IV
	Title:	Chief Executive Officer

OPCO:

RICE ACQUISITION HOLDINGS II LLC

By:	/s/ Daniel Joseph Rice, IV
	Name:	Daniel Joseph Rice, IV
	Title:	Chief Executive Officer

PURCHASER:

RICE ACQUISITION SPONSOR II LLC

By:	/s/ Daniel Joseph Rice, IV
	Name:	Daniel Joseph Rice, IV
	Title:	Chief Executive Officer